UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 3, 2014

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Please refer to Item 2.03 of this report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 3, 2014, we and certain of our subsidiaries entered into a second amended and restated credit agreement (the “new credit agreement”) with Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the new credit agreement, JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as syndication agents, and Union Bank, N.A. and Santander Bank, National Association, as co-documentation agents. The new credit agreement amended and restated our prior amended and restated credit agreement dated as of September 21, 2011, as amended.

The new credit agreement increases our unsecured revolving credit facility from $1 billion to $1.2 billion and extends the maturity date of our borrowings from September 21, 2016 to June 3, 2019.

Our borrowings under the new credit agreement bear interest at fluctuating rates determined, at our election in advance for any applicable interest period, by reference to the “Eurocurrency rate” or, for US dollar-denominated borrowings only, the “base rate,” plus, in either case, the applicable margin within the relevant range of margins provided in the new credit agreement. The Eurocurrency rate is the London Interbank Offered Rate (LIBOR) for a deposit with a term equivalent to the interest period; and the base rate is the highest of (i) the rate that Bank of America, N.A. announces as its “prime rate,” (ii) 0.5% above the rate on overnight federal funds transactions or (iii) the Eurocurrency rate plus 1.0%. The applicable margin is based on our consolidated leverage ratio. As of June 3, 2014, the margin for interest rates on borrowings under the new credit agreement was 1.125% on Eurocurrency loans and 0.000% on base rate loans.

The new credit agreement contains customary events of default, including our failure to pay any principal, interest or other amount when due, our violation of certain of our affirmative covenants or any of our negative covenants, a breach of our representations and warranties, and, in certain circumstances, a change of control. Upon the occurrence of an event of default, payment of our indebtedness may be accelerated and the lending commitments under the credit agreement may be terminated.

A copy of the new credit agreement is filed with this report as Exhibit 10.1.

Item 9.01

Financial States and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

10.1

Second Amended and Restated Credit Agreement dated as of June 3, 2014 entered into by Stericycle, Inc. and certain of its subsidiaries as borrowers, Bank of America, N.A., as administrative agent, swingline lender, a lender and a letter of credit issuer, other lenders party to the credit agreement, JPMorgan Chase Bank, N.A. and HSBC Bank USA, National Association, as syndication agents, and Union Bank, N.A. and Santander Bank, National Association, as co-documentation agents.

This exhibit omits the schedules and exhibits that are listed following the table of contents in the amended and restated credit agreement. We will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission supplementally upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2014	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer